Exhibit 99.1

GSC ACQUISITION COMPANY INVESTOR CONFERENCE CALL
May 12, 2008

Operator: Welcome to the GSC Acquisition Company investor conference call.  Today's conference is being recorded.  At this time I'd like to turn the conference over to Matthew Kaufman, president of GSC Acquisition Company.  Please go ahead, sir.

Matt: Good morning everyone.  Welcome to our conference call.  Before we get started please be patient while the Safe Harbor language is read.

Safe Harbor Language: This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and other expressions that are predictions of or indicate future events, trends or prospects and which do not relate to historical matters identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GSC Acquisition Company and/or Complete Energy Holdings, LLC to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Complete Energy, whether the transaction will be approved by GSC Acquisition Company’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, competitive, legal, governmental and technological factors.  There is no assurance that GSC Acquisition Company’s or Complete Energy's expectations will be realized.  If one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

A copy of the press release as well as a presentation describing the transaction can be found on Complete Energy’s website – www.complete-energy.com.  In addition, formal one-on-one meetings with investors will begin the week of May 19th.

Matt: Thank you for joining this call.  I’m Matt Kaufman, president of GSC Acquisition Company and a senior managing director at GSC Group.  I am joined today by Hugh Tarpley, who co-founded Complete Energy and who will serve as CEO of the publicly traded entity once this deal closes.

This morning we issued a press release announcing a transaction to merge GSC Acquisition Company with Complete Energy, an independent power generation company with assets in California and the Southeast.

We are excited about this deal for a number of reasons and believe it fits perfectly with the criteria we established when we went public last summer.  Of the more than 100 transactions we reviewed, Complete Energy was the one that best fit the characteristics we were looking for: a company with strong and stable cash flow, high-quality assets, and a talented management team with a track record of success; a sector poised for significant growth; a company we believe will benefit from access to the public capital markets; and a company with a shareholder base, including its management team, that wants to retain its equity ownership and benefit from future appreciation in the company’s value.

We were impressed by Complete Energy’s seasoned management team, and are strongly encouraged by their desire to take substantial equity in the newly merged company.  Hugh Tarpley and Lori Cuervo have over 45 combined years of experience in the industry and have the expertise to effectively manage and grow this business.  Other members of the management team also bring strong operational experience.  This is the team that went out and bought and continues to operate their La Paloma and Batesville facilities.  We think they are a great leadership team who has the experience and expertise to lead the company forward.

We believe the power industry is currently very attractive.  Reserve margins, which represent the ratio of the supply of power to expected demand, are tightening across the country, and particularly in California.  Additionally, the extensive capital resources and time required to build a new power plant only add complexity to the supply/demand dynamics.  This bodes well for Complete Energy, which has highly efficient assets in attractive markets.

La Paloma is one of the most efficient and cleanest fossil-fueled generation stations in California.  It is strategically positioned to serve both the Northern and Southern California markets.  Batesville, the plant in Mississippi, sits at the center of the high growth SERC market and has long-term power contracts that provide stable and predictable cash flows for several years.

Before handing it to Hugh for some details on the Company, let me take you through the transaction terms.

The transaction values 100% of Complete Energy and its associated entities at $1.3 billion.  This represents an approximately 28% discount to the average EV/EBITDA multiple for comparable companies that trade in the 144A market.  Under the terms of the agreement, the stakeholders of Complete Energy are expected to receive approximately 44 million shares.  In addition, $183 million of GSC Acquisition’s cash will be used to retire debt and pay for transaction expenses, $627 million of project-level debt will be assumed, and a new $50 million mezzanine note will be issued.  Lastly, consideration will include five million contingent shares that will be issued when our stock price reaches $14.50 and five million contingent shares that will be issued when our stock price reaches $15.50.  Thirty-six percent of these contingent shares are issuable to the post-closing management team.

GSC Acquisition shareholders are expected to own approximately 42% of the combined company on a fully diluted basis, excluding contingent shares.  In addition, investment funds managed by The TCW Group are expected to own approximately 19%.

With that, I’d like to now turn the call over to Hugh Tarpley who will become CEO of Complete Energy.  Hugh…

Hugh: Thank you, Matt.  Let me start out by echoing Matt’s sentiment that an investment in the power industry is an exciting opportunity right now.  In my opinion, there is no better time to be building a business in this industry, and we believe that we have assets in place as well as a growth plan that will deliver strong returns to shareholders for the long-term.  There are four primary reasons for this.

First, these are high-quality assets with valuation upside potential.  They were built in the early 2000s utilizing highly efficient, low-emission, gas-fired combined cycle technology.  Pro forma enterprise value represents an approximately 40% blended discount to replacement cost.  This is particularly important in the regions where our assets are located.  As reserve margins decline, the value of these assets will move toward replacement cost in order to stimulate the construction of new facilities to meet the demand requirements.  It is also important to note that the replacement costs are continuing to escalate due to global demand.  Because of these favorable market dynamics, we perceive significant potential for earnings growth.

In this context, let me talk about our asset in California and how it offers significant near-term upside potential.  New supply is lagging behind strong demand growth in California, driving reserve margins close to minimum requirements.  As a result, new generation capacity must be built.  However, the long lead time of three to five years for plant development is likely to keep the region constrained for the foreseeable future.  Therefore, all market indicators point to asset valuations in this region moving to replacement cost.  This has been supported by recently announced power purchase agreements which reflect the pricing required to build new generation at replacement cost.

With regard to our Batesville facility, we believe there is significant longer-term upside potential in the Southeast.  This facility in northern Mississippi is strategically positioned within the Southeastern Electric Reliability Council region, or SERC.  What’s exciting here is that SERC is a high growth market because of significant population and economic growth in the region.  This growing need for electricity, combined with the potential retirement of facilities within the region’s aging coal fleet, supports increasing asset valuations.  This concept is illustrated by recent comparable transactions that show a steady increase in values over the last several years. Finally, it is important to note that all of Batesville’s output is sold under long-term tolling agreements through at least 2013.  This provides stable and predictable cash flow until this upside can be realized.

Second, we believe the expansion opportunities at our facilities could provide meaningful value creation.  At La Paloma, we currently have excess transmission capacity and water entitlements,

as well as a fully developed site to support the construction of a fifth combined-cycle unit or a peaking facility.  Additionally, California Renewable Portfolio Standards require utilities to procure 20 percent of energy from renewable resources by 2010, and the State is considering raising the target to 33 percent by 2020. With over 200 acres of available land, we can develop a solar thermal energy facility to both help meet California’s goals and increase the profit potential of this asset.  Additionally, as market conditions in SERC continue to improve, we can add a fourth unit at Batesville, as it was originally designed as a four-unit plant.

Third, our experienced management team brings the skills and experience to independently operate and maintain our assets.  We have demonstrated the ability to improve operating performance and have achieved top performance metrics.  Commercially, we have the ability to structure, originate and manage power contracts and the related commodity hedging strategies, which are critical to maximizing the value of the assets.

The final reason is the potential for growth through acquisitions.  We plan to actively seek opportunities to acquire power generation assets.  Over the next few years a large number of assets are expected to be for sale.  Over 30,000 MWs are currently on the market and an additional 15,000 to 20,000 MWs are expected to be available within the next two years. Because of our proven experience, valuation expertise, and industry relationships, we believe that we are better equipped than others in the industry to participate in and extract value from generation assets.

I’d like to close by saying that we’re extremely excited about this transaction.  We are encouraged by the support of this deal by the experienced and well-respected investment professionals at GSC Acquisition Group and The TCW Group, who will be significant shareholders.

 As I’ve mentioned, this is a great sector for investment, and this transaction will enable us to accelerate our growth strategy.  Thank you for joining us today.

Operator: Thank you. That concludes today's conference call. We thank you for your participation, and have a nice day.